As filed with the Securities and Exchange Commission on September 21, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
DIEBOLD, INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

OHIO	34-0183970
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio 44720-8077
(Address of Principal Executive Offices Including Zip Code)
DIEBOLD, INCORPORATED 1991 EQUITY AND PERFORMANCE INCENTIVE PLAN
(AS AMENDED AND RESTATED AS OF APRIL 13, 2009)
(Full Title of the Plan)
Warren W. Dettinger
Vice President and General Counsel
Diebold, Incorporated
5995 Mayfair Road
North Canton, Ohio 44720
(Name and Address of Agent For Service)
(330) 490-4000
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☑	Accelerated Filer ☐	Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed Maximum	Proposed Maximum	Amount of Registration
Title of Each Class of Securities to be Registered	Registered (1)(2)	Offering Price Per Share (3)	Aggregate Offering Price (3)	Fee
Common Stock, $1.25 par value per share	4,000,000	$31.76	$127,040,000	$7,088.83

(1)	Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the adjustments upon changes of capitalization provisions of the Plan.

(2)	Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs Rule 457(c) and Rule 457(r) under the Securities Act of 1933, on the basis of the average of the high and low sale prices of the registrant’s Common Stock on the New York Stock Exchange on September 14, 2009, within five business days prior to filing.

     The contents of the registration statements on Forms S-8 (Registration Nos. 333-32187 and 333-60578), as filed with the Securities and Exchange Commission on July 28, 1997 and May 10, 2001, respectively, to register shares of common stock, par value $1.25 per share (the “Common Stock”), of Diebold, Incorporated, an Ohio corporation (the “Registrant”), to be issued under the Diebold, Incorporated Amended and Restated 1991 Equity and Performance Incentive Plan (the “Plan”), are hereby incorporated by reference in this Registration Statement. This Registration Statement on Form S-8 is filed for the purpose of registering the sale of an additional 4,000,000 shares of Common Stock under the Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel.
     The legality of the Common Stock being offered by this Registration Statement has been passed upon for the Registrant by Mr. Warren W. Dettinger. Mr. Dettinger is the Vice President and General Counsel of the Registrant. As of August 31, 2009, Mr. Dettinger held 30,694 shares of Common Stock and had been granted options to purchase another 113,200 shares of Common Stock.

Item 8.	Exhibits

Exhibit Number		Exhibit Description
4	(a)
Diebold, Incorporated 1991 Equity and Performance Incentive Plan (as Amended and Restated as April 13, 2009) (filed as Exhibit 10.1 to the Registrant’s Current Report of Form 8-K, filed April 29, 2009, and incorporated herein by reference (File No. 001-04879)).

4	(b)
Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.1(i) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference (File No. 001-04879)).

4	(c)
Certificate of Amendment by Shareholders to Amended Articles of Incorporation of the Registrant (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, and incorporated herein by reference (File No. 001-04879)).

4	(d)
Certificate of Amendment to Amended Articles of Incorporation of the Registrant (filed as Exhibit 3.3 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, and incorporated herein by reference (File No. 001-04879)).

4	(e)
Code of Regulations of the Registrant (filed as Exhibit 3.1(ii) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and incorporated herein by reference (File No. 001-04879)).

5		Opinion of Counsel.

Exhibit Number	Exhibit Description
23	Consent of KPMG LLP.

24	Power of Attorney.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 21, 2009.

DIEBOLD, INCORPORATED
By:	/s/ Warren W. Dettinger
Warren W. Dettinger
Vice President and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of September 21, 2009.

Signature	Title
/s/ Thomas W. Swidarski Thomas W. Swidarski	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Leslie A. Pierce Leslie A. Pierce	Vice President, Interim Chief Financial Officer and Controller (Principal Financial and Accounting Officer)

/s/ John N. Lauer John N. Lauer	Director

/s/ Phillip R. Cox Phillip R. Cox	Director

/s/ Richard R. Crandall Richard R. Crandall	Director

/s/ Gale S. Fitzgerald Gale S. Fitzgerald	Director

/s/ Phillip B. Lassiter Phillip B. Lassiter	Director

/s/ Eric J. Roorda Eric J. Roorda	Director

Signature	Title
/s/ Henry D. G. Wallace Henry D. G. Wallace	Director

/s/ Alan J. Weber Alan J. Weber	Director

*	This registration statement has been signed on behalf of the above officer and directors pursuant to a power of attorney filed as Exhibit 24 to this registration statement.

DATED: September 21, 2009	By:	/s/ Warren W. Dettinger
Warren W. Dettinger
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Exhibit Description
4	(a)
Diebold, Incorporated 1991 Equity and Performance Incentive Plan (as Amended and Restated as April 13, 2009) (filed as Exhibit 10.1 to the Registrant’s Current Report of Form 8-K, filed April 29, 2009, and incorporated herein by reference (File No. 001-04879)).

4	(b)
Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.1(i) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference (File No. 001-04879)).

4	(c)
Certificate of Amendment by Shareholders to Amended Articles of Incorporation of the Registrant (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, and incorporated herein by reference (File No. 001-04879)).

4	(d)
Certificate of Amendment to Amended Articles of Incorporation of the Registrant (filed as Exhibit 3.3 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, and incorporated herein by reference (File No. 001-04879)).

4	(e)
Code of Regulations of the Registrant (filed as Exhibit 3.1(ii) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and incorporated herein by reference (File No. 001-04879)).

5		Opinion of Counsel.

23		Consent of KPMG LLP.

24		Power of Attorney.